EXHIBIT 99


NEWS RELEASE                                 [NW NATURAL LOGO - GRAPHIC OMITTED]



                                                                   MARCH 1, 2002

FOR RELEASE AT 6:00 A.M. EST

NW NATURAL REPORTS AMENDED EARNINGS FOR FOURTH QUARTER,
12 MONTHS ENDED DEC. 31, 2001

          PORTLAND, Ore. - Northwest Natural Gas Company (NYSE: NWN), dba NW Natural, reported consolidated earnings applicable to common stock of $47.8 million, or $1.88 a diluted share, for the fiscal year ended Dec. 31, 2001, Richard G. Reiten, chairman and chief executive officer, said Friday. The Company's earnings in 2001 were nearly identical to its results in 2000.

          Earnings in 2001 from continuing operations were $1.88 a share, up from $1.79 a diluted share in 2000. NW Natural's results for 2000 included, in addition, a gain equivalent to 9 cents a diluted share from the sale of a subsidiary.

          For the quarter ended Dec. 31, 2001, NW Natural's consolidated earnings applicable to common stock were $23.8 million, up 17 percent from $20.4 million in the fourth quarter of 2000. Earnings for the quarter were 93 cents a diluted share, up from 80 cents a diluted share last year.

          The final results for the fourth quarter and full year 2001 reported today are amended from the preliminary results previously reported on Feb. 7, 2002. After the preliminary results were released, the Supreme Court of Oregon issued a decision adverse to NW Natural in litigation involving a commercial customer. Based on the Supreme Court's opinion, NW Natural recorded an estimated liability of $2.7 million before tax, equivalent to 6 cents a share, in its results for the fourth quarter of 2001.

          "Despite the last-minute litigation charge, we continue to be pleased with NW Natural's results for 2001," Reiten explained. "New services in the gas storage and electric generation markets, residential and commercial customer growth, effective cost control, cooler-than-average weather and some advantageous gas purchasing in the fourth quarter all contributed to earnings. The fundamentals of our business are in excellent shape as we continue to prepare for our acquisition of Portland General Electric Company, the largest electric utility in Oregon."

          Reiten said that in 2001, besides achieving improved earnings from continuing operations, NW Natural:

    o grew its customer base by more than 3 percent, adding 17,525 customers to its gas distribution system during the year;

    o commenced interstate gas storage services under a certificate granted by the Federal Energy Regulatory Commission, enabled by an expansion of the Company's Mist gas storage facilities;

    o extended natural gas service to the South Beach district of Newport, Oregon, and made progress toward its goal of providing service to Coos Bay, Oregon, in late 2002 or early 2003;

    o streamlined operations and improved service and productivity by combining call centers, replacing a general ledger accounting system and migrating away from a contract mainframe computer;

    o negotiated an agreement to purchase the stock of Portland General Electric Company from Enron Corp., a transaction that would create one of the largest energy companies in the Northwest with $5 billion in assets and more than 1.25 million electric and gas customers; and

    o increased the quarterly dividend on common stock, making 2001 the 46th consecutive year in which the Company's dividend payments have increased.

Fiscal Year Detail
------------------

          NW Natural earned $1.76 a diluted share from utility operations in 2001, compared to $1.78 a share in 2000. In addition, the Company earned 8 cents a share in 2001 from interstate gas storage operations and 4 cents a share from subsidiary and other non-utility operations, primarily a subsidiary that has investments as a limited partner in several alternative electric generating projects in California. The results from non-utility operations in 2001 compared to earnings of 1 cent a share from these operations in 2000.

          NW Natural's total gas deliveries in 2001, excluding deliveries of gas stored for others, were 1.123 billion therms, down 5 percent from 2000. Total utility margin before allowances for demand charges and certain other items was 3 percent higher than last year, however, at $333 million compared to $324 million.

          Gas sales to residential and commercial customers in 2001 were 594 million therms, down 3 percent from last year. The reduced sales reflected warmer weather as well as lower consumption patterns by customers due to higher gas commodity prices tracked into rates in the fall of 2000 and again in October 2001. Weather in 2001 was 2 percent warmer than 2000 although it was 3 percent cooler than average. The Company estimates that the lower consumptions per degree day by temperature-sensitive customers reduced sales for the year by about 39 million therms and margin revenues by about $11 million, equivalent to 26 cents a share.

          Margin from the residential and commercial market sectors was $286 million, up 3 percent from $277 million in 2000. NW Natural had 540,931 customers at year-end 2001, up 3.3 percent from year-end 2000. The Company estimates that customer growth contributed 18 million therms to sales volumes and $9 million to margin revenues during the year.

          Gas deliveries to industrial and electric generation customers in 2001 were 529 million therms, down 6 percent from last year. Margin from sales and transportation in these markets was up about 3 percent from last year, however, at $48.0 million compared to $46.8 million. This year's results include the positive effects of contracts for service to three electric generation customers that contributed $4.7 million of margin, up from $0.1 million last year, an improvement equivalent to about 11 cents a share of earnings.

          NW Natural earned $2.1 million from interstate gas storage services in 2001, equivalent to 8 cents a share, compared to negligible net income from storage services in 2000. The Company provides gas storage services to customers in the interstate market from its Mist gas storage field, using storage capacity not required from time to time for utility services. For reporting purposes, the Company has classified its interstate gas storage services as a separate business segment from its traditional gas utility operations.

          NW Natural has a Purchased Gas Adjustment (PGA) tariff in Oregon under which it absorbs 33 percent of any excess cost of gas, or retains 33 percent of any savings, both as compared to the gas commodity prices built into rates. NW Natural's share of the savings realized from its gas commodity purchases in 2001 contributed $4.1 million of margin for the year, equivalent to 10 cents a share of earnings. The equivalent result in 2000 was an absorption of $3.0 million of excess gas costs, generating 7 cents a share of losses.

          The Company credited the remaining portion of its purchased gas cost savings for the year as defined under the Oregon PGA, about $8.2 million, to a deferred account for distribution to Oregon customers, with interest. NW Natural is consulting with the Oregon Public Utility Commission about the timing and manner of distributing the cost savings to customers.

          NW Natural was able to realize the gas cost savings because supplies of natural gas available on the spot market increased, and demand and prices declined, during the fourth quarter of 2001 due to warmer than average weather in the Northwest and weaker economic conditions. The Company had been in a net loss position under the PGA mechanism for the first nine months of the year, with its 33 percent share of net excess gas costs standing at $1.1 million as of Sept. 30, 2001.

Fourth Quarter Detail
---------------------

          Total gas deliveries in the fourth quarter were 331 million therms, down about 3 percent from last year. Total utility margin before allowances for demand charges and other items was 2 percent higher than last year, however, at $111 million compared to $108 million.

          Sales to residential and commercial customers in the fourth quarter were 199 million therms, down 8 percent from last year due to warmer weather and the lower consumption patterns. Weather in the fourth quarter of 2001 was 9 percent warmer than last year and 3 percent warmer than average.

          Gas deliveries to industrial and electric generation customers in the fourth quarter were 132 million therms, up from 125 million therms last year. Margin in these sectors in the fourth quarter was $13.5 million, up 13 percent from $12.0 million last year. Most of this improvement occurred in the market for electric generation services where margin revenues under service contracts were $2.1 million, equivalent to 5 cents a share.

          Earnings from gas storage services in the fourth quarter of 2001 were $0.7 million, equivalent to 3 cents a share, again compared to a negligible amount in the fourth quarter of 2000.

          NW Natural's 33 percent share of the savings realized from its gas commodity purchases in the fourth quarter of 2001 contributed $5.2 million of margin, equivalent to 12 cents a share of earnings, compared to excess costs of $1.5 million, equivalent to 4 cents a share of losses, in the fourth quarter of 2000.

Impact of Litigation
--------------------

          As previously reported, the adverse ruling in litigation was in a lawsuit, Northwest Natural Gas Company v. Chase Gardens, Inc., involving claims by a commercial customer. In 1999, the Oregon Supreme Court ruled in NW Natural's favor on one of the customer's two claims in the case (the tort claim) and the Oregon Court of Appeals ruled in the Company's favor on the other claim (the contract claim). The Oregon Supreme Court initially declined to review the Court of Appeals' decision on the contract claim.

          On reconsideration, however, in December 2000 the Supreme Court agreed to review the Court of Appeals' decision on the contract claim. In its opinion issued late in the day on Feb. 7, 2002, the Supreme Court reversed the Court of Appeals' decision, ruled for the customer on its claim for breach of contract and remanded the case to circuit court for further proceedings. The jury verdict in 1995 on the customer's contract claim was $1.9 million, an amount that was offset in part by a verdict by the same jury for $0.2 million in favor of NW Natural on its own contract claim for unpaid bills. Based on the Supreme Court's opinion, NW Natural recorded an estimated liability of $2.7 million before tax, equivalent to 6 cents a share, in its results for the fourth quarter of 2001. The estimated liability represents the net amount of the two verdicts plus accrued interest since 1995.

     NOTE: This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company's future operating results will be affected by various uncertainties and risk factors, many of which are beyond the Company's control, including governmental policy and regulatory action, the competitive environment and economic factors, as well as weather conditions. For a more complete description of these uncertainties and risk factors, see the Company's filings with the Securities and Exchange Commission on Form 10-K for the year ended Dec. 31, 2000, as amended, and on Form 10-Q for the quarters ended March 31, June 30, and Sept. 30, 2001.

                          NORTHWEST NATURAL GAS COMPANY
                          Comparative Income Statement
                           (Consolidated - Unaudited)



                                                       Three Months Ended
                                                       ------------------           Increase
                                                    12/31/01         12/31/00      (Decrease)
                                                    --------         --------      ----------

  1.Gross Operating Revenues                   $ 236,402,000    $ 198,070,000    $ 38,332,000

  2.Net Income                                 $  24,391,000    $  20,984,000    $  3,407,000

a/3.Earnings Applicable to
      Common Stock                             $  23,797,000    $  20,376,000    $  3,421,000

  4.Average Shares of
      Common Stock
      Outstanding                                 25,192,000       25,206,000         (14,000)

a/5.Basic Earnings Per Share
       of Common Stock                         $        0.94    $        0.81    $       0.13

a/6.Diluted Earnings Per Share
        of Common Stock                        $        0.93    $        0.80    $       0.13



                                                           Year Ended
                                                           ----------               Increase
                                                    12/31/01         12/31/00      (Decrease)
                                                    --------         --------      ----------

  1.Gross Operating Revenues                   $ 650,252,000    $ 532,110,000    $118,142,000

  2.Net Income                                 $  50,187,000    $  50,224,000    $    (37,000)

a/3.Earnings Applicable to
      Common Stock                             $  47,786,000    $  47,768,000    $     18,000

  4.Average Shares of
      Common Stock
      Outstanding                                 25,159,000       25,183,000         (24,000)

a/5.Basic Earnings Per Share
       of Common Stock                         $        1.90    $        1.90    $          -

a/6.Diluted Earnings Per Share
       of Common Stock                         $        1.88    $        1.88    $          -


a/  After allowance for preferred and preference stock dividend requirements.

                    NORTHWEST NATURAL GAS COMPANY
                         FINANCIAL HIGHLIGHTS
                (THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                        FOURTH QUARTER - 2001

                                                                       3 MONTHS                       12 MONTHS
                                                                         ENDED                          ENDED
                                                                      DECEMBER 31                    DECEMBER 31
                                                                   2001           2000          2001           2000
                                                             --------------------------    --------------------------
Gross Operating Revenues .................................   $   236,402    $   198,070    $   650,252    $   532,110
Cost of Sales ............................................       143,837        114,660        374,241        274,160
                                                             --------------------------    --------------------------
Operating Margin .........................................        92,565         83,410        276,011        257,950
                                                             --------------------------    --------------------------
Operating Expense:
  O&M * ..................................................        23,142         21,470         83,920         77,817
  Other Taxes ............................................        10,016          8,660         32,240         28,351
  DD&A ...................................................        12,658         12,049         49,640         47,440
                                                             --------------------------    --------------------------
      Total Operating Expenses ...........................        45,816         42,179        165,800        153,608
                                                             --------------------------    --------------------------
Operating Income .........................................        46,749         41,231        110,211        104,342
Other Income .............................................           497            477          1,334          3,860
Interest Charges - Net * .................................         9,313          8,661         33,805         33,561
Income Tax Expense .......................................        13,542         12,057         27,553         26,829
                                                             --------------------------    --------------------------
Net Income from Continuing Operations ....................        24,391         20,990         50,187         47,812
  Gain (loss) on sale of discontinued segment - net of tax            --             (6)            --          2,412
                                                             --------------------------    --------------------------
Net Income ...............................................        24,391         20,984         50,187         50,224
  Preferred and Preference Dividends .....................           594            608          2,401          2,456
Earnings Applicable to Common Stock ......................   $    23,797    $    20,376    $    47,786    $    47,768
                                                             ==========================    ==========================

Common Shares Outstanding:
  Average for Period .....................................        25,192         25,206         25,159         25,183
  End of period ..........................................        25,228         25,233         25,228         25,233
Earnings per Share:
  Basic ..................................................   $      0.94    $      0.81    $      1.90    $      1.90
  Diluted * ..............................................   $      0.93    $      0.80    $      1.88    $      1.88

Dividends Paid Per Share .................................   $     0.315    $      0.31    $     1.245    $      1.24
Common Stock Equity ......................................   $   468,161    $   452,309    $   468,161    $   452,309
Book Value Per Share - end of period .....................   $     18.56    $     17.93    $     18.56    $     17.93
Market Closing Price - end of period .....................   $    25.500    $    26.500    $    25.500    $    26.500

Total Customers-end of period ............................       540,931        523,406        540,931        523,406

Gas Deliveries (therms)
  Res. & Comm. Customers .................................       199,032        215,593        594,129        615,446
  Industrial Firm ........................................        19,522         20,018         79,778         76,559
  Industrial Interruptible ...............................        16,069         13,899         63,597         56,632
  Transportation .........................................        96,116         91,391        385,783        431,136
                                                             --------------------------    --------------------------
Total ....................................................       330,739        340,901      1,123,287      1,179,773


Gas Revenues

  Res. & Comm. Customers .................................   $   198,961    $   175,221    $   533,915    $   452,963
  Industrial Firm ........................................        14,545         11,573         49,662         37,378
  Industrial Interruptible ...............................        10,438          7,168         34,283         23,483
  Transportation .........................................         6,142          5,259         20,637         21,491
  Other revenues .........................................           (36)        (1,434)        (2,325)        (3,976)
                                                             --------------------------    --------------------------
Total ....................................................   $   230,050    $   197,787    $   636,172    $   531,339


Degree Days
  Normal (20-year average)                                         1,607          1,593          4,202          4,197
  Actual                                                           1,557          1,716          4,325          4,418
Colder (warmer) than normal                                           -3%             8%             3%             5%

* O&M Expense and Interest Charges - Net, for the three months and 12 months ended Dec. 31, 2001, include litigation charges of $1,718 and $992, respectively, based on a court decision relating to claims by a commercial customer, with a net impact on earnings in that quarter and year of 6 cents a diluted share.



PRESS CONTACT:     Steve Sechrist
                   503/226-4211 Ext. 3517

INVESTOR CONTACT:  James Boehlke
                   503/721-2451
                   503/226-4211 Ext. 2451